EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2017 Third Quarter Results

BJ’s Restaurants Initiates Quarterly Cash Dividend of $0.11 Per Share

HUNTINGTON BEACH, Calif., Oct. 26, 2017 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fiscal 2017 third quarter ended Tuesday, October 3, 2017. The Company also announced that its Board of Directors authorized the initiation of a quarterly cash dividend of $0.11 per share of the Company’s common stock.

Third Quarter 2017 Highlights Compared to Third Quarter 2016

  Total revenues grew 5.7% to $247.0 million
  Total restaurant operating weeks increased approximately 9%
  Comparable restaurant sales declined 1.7%
  Net income and diluted net income per share were $2.4 million and $0.11, respectively, inclusive of the net impact of $1.3 million in certain pre-tax expenses or $0.04 diluted net income per share. The pre-tax expenses relate to Hurricanes Harvey and Irma which impacted operations in Texas and Florida, and also include severance related expenses resulting from a reorganization at the Company’s restaurant support center. Excluding the impact of these charges, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share was $3.2 million and $0.15, respectively.

“This quarter was a challenging time for us and the overall restaurant industry,” commented Greg Trojan, President and CEO. “Operations were severely impacted by Hurricanes Harvey and Irma, resulting in estimated lost sales of approximately $1.7 million. Besides the lost sales, we incurred approximately $0.9 million of direct costs related to property damage, food spoilage, labor and other expenses from the hurricanes. We also incurred approximately $0.4 million in severance and other costs in the third quarter as we reduced certain corporate overhead positions primarily related to supporting new restaurant openings. We estimate that these costs impacted diluted net income per share by approximately $0.04 during the quarter. In addition to these direct costs, we estimate that the $1.7 million of lost sales in the quarter, related to the hurricanes, impacted comparable restaurant sales by 60 basis points and our earnings per share by approximately $0.03."

Trojan continued, “Notwithstanding last quarter’s challenges, we are achieving significant progress on our sales driving initiatives and they are beginning to deliver meaningful top line results. In fact, excluding the estimated impact on sales from Hurricane Irma in September, our comparable restaurant sales were positive in September at approximately 1% with flattish guest counts. These trends have improved in October as our comparable restaurant sales and traffic for the first three weeks of October are both positive in the 2.0% range. The recent positive sales trends partially reflect the success of our initiatives focused on off premise sales, Daily Brewhouse Specials and other every day value offerings. Additionally, BJ’s slow roasted menu items continue to do extremely well with our Prime Rib special continuing its position as a top entrée item over the weekend when it is available on our menu.

“With the traction of our sales initiatives going into the fourth quarter, we continue to take a prudent near-term approach to our restaurant development program with the goals of expanding BJ’s brand, improving financial returns and building shareholder value. Accordingly, as we begin our fiscal 2018 planning process, we currently intend to target four to six restaurant openings compared to the 10 new restaurant openings this year. The additional free cash flow related to this re-allocation of resources will provide further flexibility to our already solid financial foundation and allow for margin leverage, strategic growth investments and expanded return of capital to shareholders.”

Through the end of the fiscal 2017 third quarter, the Company opened eight new restaurants and is on schedule to open its remaining two restaurants in Bowie, Maryland and Taylor, Michigan in the fourth quarter, thereby achieving its stated goal of 10 new restaurants in fiscal 2017. Trojan continued, “Notwithstanding our plans for 2018, with only 195 restaurants in 25 states currently open and estimated national capacity for at least 425 BJ’s restaurants, we remain excited about the significant ongoing mid- and long-term growth opportunity for the BJ’s brand and concept.”

During the third quarter of 2017, the Company repurchased and retired approximately 0.8 million shares of its common stock at a cost of approximately $25.4 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 9.1 million shares at a cost of approximately $347.8 million and has reduced its outstanding share count by approximately 30%. The Company currently has approximately $52.2 million available under its authorized $400 million share repurchase program.

The Company’s first quarterly dividend of $0.11 per share of common stock is payable on December 4, 2017, to shareholders of record at the close of business on November 13, 2017.  “The decision by our Board to initiate a quarterly cash dividend reflects BJ’s ongoing commitment to deliver value to our shareholders,” said Trojan. “Our strong annual free cash flow provides BJ’s with liquidity to initiate the quarterly cash dividend while continuing our share repurchase program. At this time, we believe we can best enhance shareholder value by moving forward with a measured new restaurant national expansion program while returning capital to shareholders and allocating capital to debt reduction and other sales and productivity initiatives.” While the Company intends to pay quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2017 earnings release today, October 26, 2017, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. currently owns and operates 195 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers. The Company’s restaurants are located in the 25 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where 63, 34 and 22, respectively, of our current 195 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	October 3, 2017		September 27, 2016		October 3, 2017		September 27, 2016
Revenues	$247,009	100.0%	$233,702	100.0%	$770,642	100.0%	$727,431	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	65,553	26.5	59,882	25.6	200,465	26.0	183,091	25.2
Labor and benefits	91,228	36.9	82,034	35.1	277,724	36.0	252,793	34.8
Occupancy and operating	55,238	22.4	50,474	21.6	164,054	21.3	149,691	20.6
General and administrative	13,035	5.3	12,921	5.5	41,536	5.4	41,050	5.6
Depreciation and amortization	17,430	7.1	16,292	7.0	51,231	6.6	47,930	6.6
Restaurant opening	534	0.2	2,218	0.9	3,205	0.4	5,216	0.7
Loss on disposal and impairment of assets	1,070	0.4	810	0.3	4,168	0.5	2,266	0.3
Natural disaster and related	905	0.4	-	-	905	0.1	-	-
Severance and legal settlements	423	0.2	-	-	423	0.1	369	0.1
Total costs and expenses	245,416	99.4	224,631	96.1	743,711	96.5	682,406	93.8
Income from operations	1,593	0.6	9,071	3.9	26,931	3.5	45,025	6.2

Other (expense) income:
Interest expense, net	(1,177)	(0.5)	(344)	(0.1)	(3,178)	(0.4)	(1,100)	(0.2)
Other income, net	423	0.2	378	0.2	1,474	0.2	813	0.1
Total other (expense) income	(754)	(0.3)	34	-	(1,704)	(0.2)	(287)	-
Income before income taxes	839	0.3	9,105	3.9	25,227	3.3	44,738	6.2

Income tax (benefit) expense	(1,550)	(0.6)	1,868	0.8	3,933	0.5	12,068	1.7

Net income	$2,389	1.0%	$7,237	3.1%	$21,294	2.8%	$32,670	4.5%

Net income per share:
Basic	$0.11		$0.30		$0.98		$1.35
Diluted	$0.11		$0.30		$0.97		$1.33

Weighted average number of shares outstanding:
Basic	21,354		24,091		21,620		24,172
Diluted	21,670		24,486		22,032		24,589

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	October 3, 2017 (unaudited)	January 3, 2017 (audited)
Cash and cash equivalents	$28,694	$22,761
Total assets	$693,066	$691,312
Total debt	$194,000	$148,000
Shareholders’ equity	$245,178	$274,897

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 3, 2017		September 27, 2016		October 3, 2017		September 27, 2016
Stock-based compensation (1)
Labor and benefits	$406	0.2%	$413	0.2%	$1,404	0.2%	$1,321	0.2%
General and administrative	1,335	0.5	1,061	0.5	3,867	0.5	3,259	0.4
Total stock-based compensation	$1,741	0.7%	$1,474	0.7%	$5,271	0.7%	$4,580	0.6%

Operating Data
Comparable restaurant sales % change	(1.7%)		(3.4%)		(1.5%)		(1.0%)
Restaurants opened during period	1		5		8		12
Restaurants open at period-end	195		182		195		182
Restaurant operating weeks	2,526		2,320		7,468		6,827

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures to discuss the Company’s financial results for third quarter 2017 which may be accessed via the Company’s website at http://www.bjsrestaurants.com:  (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the third quarter ended October 3, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes natural disaster and related expense which resulted from Hurricanes Harvey and Irma and severance related expenses incurred to reorganize the Company’s restaurant support center. For the nine months ended October 3, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of certain convection ovens and point of sale terminals as a result of our new slow roasting oven and server handheld tablet rollouts, natural disaster and related expense resulting from Hurricanes Harvey and Irma and severance related expenses incurred to reorganize the Company’s restaurant support center.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Third Quarter Ended
	October 3, 2017			September 27, 2016
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$2,389	1.0%	$0.11	$7,237	3.1%	$0.30
Natural disaster related expenses	905	0.4	0.04	-	-	-
Severance related expenses	423	0.2	0.02	-	-	-
Income tax effect of reconciling items (1)	(502)	(0.2)	(0.02)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$3,215	1.3%	$0.15	$7,237	3.1%	$0.30

	Nine Months Ended
	October 3, 2017			September 27, 2016
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$21,294	2.8%	$0.97	$32,670	4.5%	$1.33
Loss on disposal and impairment of assets	1,426	0.2	0.06	-	-	-
Natural disaster related expenses	905	0.1	0.04	-	-	-
Severance related expenses	423	0.1	0.02	-	-	-
Income tax effect of reconciling items (1)	(1,361)	(0.2)	(0.06)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$22,687	2.9%	$1.03	$32,670	4.5%	$1.33

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) The income tax effect of the reconciling items was calculated based on the change in the tax provision calculation after adjusting for the reconciling items.

Restaurant Level Operating Margin
Restaurant level operating margin, a Non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the third quarter and nine months ended October 3, 2017 and September 27, 2016 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 3, 2017		September 27, 2016		October 3, 2017		September 27, 2016
Income from operations	$1,593	0.6%	$9,071	3.9%	$26,931	3.5%	$45,025	6.2%
General and administrative	13,035	5.3	12,921	5.5	41,536	5.4	41,050	5.6
Depreciation and amortization	17,430	7.1	16,292	7.0	51,231	6.6	47,930	6.6
Restaurant opening	534	0.2	2,218	0.9	3,205	0.4	5,216	0.7
Loss on disposal and impairment of assets	1,070	0.4	810	0.3	4,168	0.5	2,266	0.3
Natural disaster and related	905	0.4	-	-	905	0.1	-	-
Severance related expenses	423	0.2	-	-	423	0.1	369	0.1
Restaurant level operating margin	$34,990	14.2%	$41,312	17.7%	$128,399	16.7%	$141,856	19.5%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.